Exhibit 99.1

For Release:	Immediately
Contact:	Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES, INC. ANNOUNCES

FOURTH QUARTER EARNINGS

Calhoun, Georgia, February 23, 2012 - Mohawk Industries, Inc. (NYSE:MHK) today announced 2011 fourth quarter net earnings of $43 million and diluted earnings per share (EPS) of $0.62. Excluding unusual items, net earnings for the fourth quarter of 2011 were $50 million and EPS was $0.72, a 9% increase over last year. Net sales for the fourth quarter of 2011 were $1.4 billion, increasing 9% as reported and 10% with a constant exchange rate. For the fourth quarter of 2010, net earnings were $46 million and EPS was $0.66. Excluding unusual items for the fourth quarter of 2010, net earnings were $45 million and EPS was $0.66.

For the full year of 2011, our net earnings were $174 million and EPS was $2.52. Excluding unusual items, net earnings for the full year of 2011 were $202 million and EPS was $2.92, a 16% increase over last year. Net sales for the full year of 2011 were $5.6 billion, representing a 6% increase over 2010. For the full year of 2010, our net earnings were $185 million, and EPS was $2.65. Excluding unusual items for the full year of 2010, net earnings were $173 million and EPS was $2.52.

Commenting on Mohawk Industries’ performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “The Company’s fourth quarter results reflect improvements in sales and adjusted net earnings over last year with all segments showing sales growth for the last three quarters. In the U.S., sales in both the residential and commercial categories expanded, with commercial growing at a faster pace. Increased prices across many product categories are being implemented in the first quarter to recover higher material costs. Each segment has reduced costs through process improvements, investments in technology and strategic realignment of assets. Our net debt to adjusted EBITDA ratio was 2.0 and we have available liquidity of more than $900 million to redeem the 2012 bonds and provide flexibility for future opportunities”

Mohawk segment net sales grew by more than 8% with both the residential and commercial channels showing improvement. Operating margins were compressed by higher material costs and the delay of our price increase until the first quarter of 2012. A price increase of 5-7% is presently being implemented to offset material inflation. We introduced the next generation of soft carpets, branded SmartStrand Silk, which have an unparalleled softness, performance and environmental position. We expanded our filament extrusion and carpet tile capacity to satisfy the growing demand. We reduced our costs with improved manufacturing productivity, re-engineered processes and a more streamlined infrastructure.

Dal-Tile segment net sales grew almost 10% during the quarter with commercial growth exceeding residential. Our residential sales continued their positive growth trends for the third consecutive period. In the first quarter, we are implementing price increases of 3-5% on certain products to recover higher material and transportation costs. We have increased our presence in the home center channel, broadened design alternatives for larger sizes, and introduced ceramic tiles replicating wood. In Mexico, we are significantly growing our sales anticipating the completion of our new facility in April of this year. Our investments in design technology, product expansion, marketing and distribution sustained the growth of our business.

Unilin net sales increased approximately 10% as reported and on a local currency basis. Our laminate and wood flooring products continued growing in Europe supported by the success of our new product introductions, expansion of our DIY strategy, and the addition of Australian distribution and Russian manufacturing. In Europe, we are implementing laminate price increases of 2-3% in the first quarter. In the U.S., wood sales grew, laminate sales were slightly softer, and we received new commitments from home centers for both laminate and wood which will begin shipping in the first quarter. Our Russian laminate plant is manufacturing products comparable to our European production and will expand as we broaden the styles produced locally. We continue the integration of our Australian distributor, re-configuration of our Malaysian wood manufacturing and investments in our DidIt click furniture.

Improving consumer confidence, a positive employment outlook and lower housing inventories are cause for future optimism. In the first quarter, we anticipate additional sales growth, but at a lower rate than the fourth quarter which had easier comparisons. Presently, we are raising the prices on many of our products to recover the inflation of our materials. These increases will not be fully implemented until the second quarter reducing our first quarter margins. The start-up expenses of our major projects will impact our short term results and the additional costs will decline as they ramp up. We expect continued sales growth, higher pricing, and productivity improvements will impact favorably our full year 2012 results. With these factors, our first quarter guidance for earnings is $0.47 to $0.57 per share, excluding any restructuring costs.

The flooring industry should continue its improvement throughout 2012. We have many initiatives to strengthen our product offering, expand our geographical reach, recover raw material inflation and reduce our costs. Our financial structure is strong and we can take advantage of new opportunities.

Mohawk is a leading supplier of flooring for both residential and commercial applications. Mohawk provides a complete selection for all markets of carpet, ceramic tile, laminate, wood, stone, vinyl, and rugs. These products are marketed under the premier brands in the industry including Mohawk, Karastan, Lees, Bigelow, Durkan, Daltile, American Olean, Unilin

and Quick-Step. Mohawk’s unique merchandising and marketing assists the consumer in creating exquisite floors to fulfill their dreams. Mohawk provides a premium level of service with its own trucking fleet and local distribution in the U.S. Mohawk’s international presence includes operations in Australia, China, Europe, Malaysia, Mexico and Russia.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation in raw material prices and other input costs; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, February 24, 2012 at 11:00 AM Eastern Time.

The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local.

Conference ID # 45556735. A replay will also be available until March 9, 2012 by dialing 855-859-2056 for US/local calls and 404-537-3406 for International/Local calls and entering Conference ID # 45556735.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES

Consolidated Statement of Operations

(Amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net sales	$1,378,297	1,262,198	5,642,258	5,319,072
Cost of sales	1,042,880	920,532	4,225,379	3,916,472

Gross profit	335,417	341,666	1,416,879	1,402,600
Selling, general and administrative expenses	269,123	256,026	1,101,337	1,088,431

Operating income	66,294	85,640	315,542	314,169
Interest expense	24,130	30,166	101,617	133,151
Other (income) expense, net	257	(3,002)	14,051	(11,630)

Earnings before income taxes	41,907	58,476	199,874	192,648
Income tax expense (benefit)	(1,990)	11,040	21,649	2,713

Net earnings	43,897	47,436	178,225	189,935

Net earnings attributable to noncontrolling interest	(966)	(1,678)	(4,303)	(4,464)

Net earnings attributable to Mohawk Industries, Inc.	$42,931	45,758	173,922	185,471

Basic earnings per share attributable to Mohawk Industries, Inc. (1)	$0.62	0.67	2.53	2.66

Weighted-average common shares outstanding - basic	68,768	68,612	68,736	68,578

Diluted earnings per share attributable to Mohawk Industries, Inc. (1)	$0.62	0.66	2.52	2.65

Weighted-average common shares outstanding - diluted	69,016	68,843	68,964	68,764

(1)	Basic and diluted earnings per share attributable to Mohawk Industries, Inc. for the twelve months ended December 31, 2010, includes a decrease of approximately $0.04 and $0.05, respectively, related to the change in fair value for a redeemable noncontrolling interest in a consolidated subsidiary of the Company.

Other Financial Information

(Amounts in thousands)

Net cash provided by operating activities	$162,805	109,318	300,993	319,712

Depreciation and amortization	$74,930	74,522	297,734	296,773

Capital expenditures	$93,313	69,940	275,573	156,180

Consolidated Balance Sheet Data

(Amounts in thousands)

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$311,945	354,217
Restricted cash	—	27,954
Receivables, net	686,165	614,473
Inventories	1,113,630	1,007,503
Prepaid expenses and other current assets	135,514	111,162
Deferred income taxes	150,910	133,304

Total current assets	2,398,164	2,248,613
Property, plant and equipment, net	1,712,154	1,687,124
Goodwill	1,375,175	1,369,394
Intangible assets, net	605,100	677,127
Deferred income taxes and other non-current assets	115,635	116,668

	$6,206,228	6,098,926

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$386,255	350,588
Accounts payable and accrued expenses	715,091	698,326

Total current liabilities	1,101,346	1,048,914
Long-term debt, less current portion	1,200,184	1,302,994
Deferred income taxes and other long-term liabilities	455,190	440,021

Total liabilities	2,756,720	2,791,929

Noncontrolling interest	33,723	35,441

Total stockholders’ equity	3,415,785	3,271,556

	$6,206,228	6,098,926

Segment Information

(Amounts in thousands)

	Three Months Ended		As of or for the Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Net sales:
Mohawk	$723,975	667,230	2,927,674	2,844,876
Dal-Tile	348,541	317,354	1,454,316	1,367,442
Unilin	326,321	297,415	1,344,764	1,188,274
Intersegment sales	(20,540)	(19,801)	(84,496)	(81,520)

Consolidated net sales	$1,378,297	1,262,198	5,642,258	5,319,072

Operating income (loss):
Mohawk	$30,687	48,804	109,874	122,904
Dal-Tile	18,387	19,902	101,298	97,334
Unilin	21,640	20,864	127,147	114,298
Corporate and eliminations	(4,420)	(3,930)	(22,777)	(20,367)

Consolidated operating income	$66,294	85,640	315,542	314,169

Assets:
Mohawk			$1,769,065	1,637,319
Dal-Tile			1,732,818	1,644,448
Unilin			2,533,070	2,475,049
Corporate and eliminations			171,275	342,110

Consolidated assets			$6,206,228	6,098,926

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net earnings attributable to Mohawk Industries, Inc.	$42,931	45,758	173,922	185,471
Unusual items:
Unrealized foreign currency losses (1)	—	—	9,085	—
Operating lease correction (2)	6,035	—	6,035	—
Business restructurings	7,696	893	23,209	13,156
Debt extinguishment costs	—	—	1,116	7,514
Acquisitions purchase accounting	—	—	—	1,713
U.S. customs refund	—	(1,965)	—	(7,730)
Discrete tax items, net	—	—	—	(24,407)
Income taxes	(7,152)	407	(11,749)	(2,592)

Adjusted net earnings attributable to Mohawk Industries, Inc.	$49,510	45,093	201,618	173,125

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$0.72	0.66	2.92	2.52

Weighted-average common shares outstanding - diluted	69,016	68,843	68,964	68,764

Reconciliation of Total Debt to Net Debt

(Amounts in thousands)

December 31, 2011
Current portion of long-term debt	$386,255
Long-term debt, less current portion	1,200,184
Less: Cash and cash equivalents	311,945

Net Debt	$1,274,494

Reconciliation of Operating Income to Adjusted EBITDA

(Amounts in thousands)

	Three Months Ended				Trailing Twelve Months Ended
	April 2, 2011	July 2, 2011	October 1, 2011	December 31, 2011	December 31, 2011
Operating income	$56,084	101,700	91,464	66,294	315,542
Other (expense) income	15	(396)	(13,413)	(257)	(14,051)
Net earnings attributable to noncontrolling interest	(1,096)	(1,191)	(1,050)	(966)	(4,303)
Depreciation and amortization	74,253	74,344	74,207	74,930	297,734

EBITDA	129,256	174,457	151,208	140,001	594,922
Unrealized foreign currency losses (1)	—	—	9,085	—	9,085
Operating lease correction (2)	—	—	—	6,035	6,035
Business restructurings	6,813	6,514	2,186	7,696	23,209

Adjusted EBITDA	$136,069	180,971	162,479	153,732	633,251

Net Debt to Adjusted EBITDA					2.0

Reconciliation of Net Sales to Adjusted Net Sales

(Amounts in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net sales	$1,378,297	1,262,198	5,642,258	5,319,072
Adjustments to net sales:
Exchange rate	4,193	—	(53,337)	—

Adjusted net sales	$1,382,490	1,262,198	5,588,921	5,319,072

Reconciliation of Segment Net Sales to Adjusted Segment Net Sales

(Amounts in thousands)

	Three Months Ended
Unilin	December 31, 2011	December 31, 2010
Net sales	$326,321	297,415
Adjustment to net sales:
Exchange rate	1,996	—

Adjusted net sales	$328,317	297,415

Reconciliation of Operating Income to Adjusted Operating Income

(Amounts in thousands)

	Three Months Ended
	December 31, 2011	December 31, 2010
Operating income	$66,294	85,640
Adjustments to operating income:
Operating lease correction (2)	6,035	—
Business restructurings	7,696	893

Adjusted operating income	$80,025	86,533

Adjusted operating margin as a percent of net sales	5.8%	6.9%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income

(Amounts in thousands)

	Three Months Ended
Mohawk	December 31, 2011	December 31, 2010
Operating income	$30,687	48,804
Adjustments to operating income:
Operating lease correction (2)	2,761	—
Business restructurings	7,696	893

Adjusted operating income	$41,144	49,697

Adjusted operating margin as a percent of net sales	5.7%	7.4%

Dal-Tile
Operating income	$18,387	19,902
Adjustments to operating income:
Operating lease correction (2)	3,274	—

Adjusted operating income	$21,661	19,902

Adjusted operating margin as a percent of net sales	6.2%	6.3%

Reconciliation of Earnings Before Income Taxes to Adjusted Earnings Before Income Taxes

(Amounts in thousands)

	Three Months Ended
	December 31, 2011	December 31, 2010
Earnings before income taxes	$41,907	58,476
Unusual items:
Operating lease correction (2)	6,035	—
Business restructurings	7,696	893
U.S. customs refund	—	(1,965)

Adjusted earnings before income taxes	$55,638	57,404

Reconciliation of Income Tax Expense (Benefit) to Adjusted Income Tax Expense

(Amounts in thousands)

	Three Months Ended
	December 31, 2011	December 31, 2010
Income tax expense (benefit)	$(1,990)	11,040
Unusual items:
Income taxes	7,152	(407)

Adjusted income tax expense	$5,162	10,633

Adjusted income tax rate	9%	19%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses

(Amounts in thousands)

	Three Months Ended
	December 31, 2011	December 31, 2010
Selling, general and administrative expenses	$269,123	256,026
Adjustments to selling, general and administrative expenses:
Operating lease correction (2)	(6,035)	—
Business restructurings	(3,214)	403
Exchange rate	765	—

Adjusted selling, general and administrative expenses	$260,639	256,429

Adjusted selling, general and administrative expenses as a percent of net sales	18.9%	20.3%

(1)	Unrealized foreign currency losses in Q3 2011 for certain of the Company’s consolidated foreign subsidiaries that measure financial position and results using the U.S. dollar rather than the local currency.
(2)	Correction of an immaterial error related to accounting for operating leases

The Company believes it is useful for itself and investors to review, as applicable, both GAAP and the above non-GAAP measures in order to assess the performance of the Company’s business for planning and forecasting in subsequent periods.